UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

Bison Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38120	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609-610 21st Century Tower

No. 40 Liangmaqiao Road
Chaoyang District, Beijing
China 100016
(Address of principal executive offices, including Zip Code)

(86) 10-8444-6968

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (?240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 28, 2018, Bison Capital Acquisition Corp. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on three proposals, each of which is described in more details in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 26, 2018 (the “Proxy Statement”). At the beginning of the Annual Meeting, there were 5,443,709 shares of ordinary shares in person or by proxy, which represented 69.1% of the voting power of the shares of ordinary shares entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business.

At the Annual Meeting, the following proposals were voted on:

●	To re-elect each of the three directors identified herein to the Company’s board of directors (the “Board”), with such directors to serve until the 2020 annual meeting of shareholders;

Election of Directors	For	Withhold	Broker Non-Vote
Richard Wu	3,791,183	0	1,652,526
Charles Prizzi	3,791,183	0	1,652,526
Thomas Folinsbee	3,791,183	0	1,652,526

●	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2017 and for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018; and

For	Against	Abstain
5,438,843	4,866	0

●	To direct the chairman of the Meeting to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the foregoing proposals.

For	Against	Abstain
5,438,843	4,866	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2018

Bison Capital Acquisition Corp.

By:	/s/ James Jiayuan Tong
James Jiayuan Tong
Chief Executive Officer, Chief Financial Officer and Director

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